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Exhibit 5.1

July 23, 2018

Eastside Distilling, Inc.

1001 SE Water Avenue, Suite 390

Portland, Oregon 97214

Re:	Eastside Distilling, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

As counsel for Eastside Distilling, Inc., a Nevada corporation (the “Company”), you have requested our firm to render this opinion in connection with the preparation of the Registration Statement of the Company on Form S-3 (“Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed on July 23, 2018 with the Securities and Exchange Commission (the “Commission”), relating to the offer and resale from time to time by certain selling stockholders identified in the Registration Statement (the “Selling Stockholders”). The Registration Statement relates the registration under the Securities Act of 1933, as amended (the “Securities Act”), of: (i) up to an aggregate of 500,000 common stock purchase warrants (the “Selling Stockholder Warrants”), which were issued to the selling security holders in a private placement of straight notes and warrants that was conducted between March and June 2018; and (ii) 681,657 shares of our common stock, par value $0.0001 per share (the “Common Stock,” and collectively with the Selling Stockholder Warrants, the “Securities”), which include (a) 500,000 shares of common stock issuable upon exercise of the Selling Stockholder Warrants (the “Warrant Shares”), and (b) 181,657 shares of common stock that were issued upon conversion of convertible promissory notes (the “Convertible Note Shares”), issued in an April 2017 private placement. The Securities being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

We also have participated in the preparation of the prospectus (the “Base Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the Base Prospectus contained in the Registration Statement, or in a related free writing prospectus. Capitalized terms not defined herein shall have the meanings ascribed to them in the Base Prospectus.

D I C K I N S O N W R I G H T P L L C

Eastside Distilling, Inc.

July 23, 2018

This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with rendering the opinions set forth below, we have examined and relied on originals or copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion, including, without limitation: (a) the Amended and Restated Articles of Incorporation of the Company dated August 19, 2010, as amended; (b) the Amended and Restated Bylaws of the Company as adopted on October 13, 2016; (c) a Unanimous Written Consent of the Board of Directors of the Company dated July 17, 2018 (the “Board Resolutions”); and (d) a Certificate of Existence (commonly referred to as a “good standing certificate”) for the Company dated July 20, 2018 from the Nevada Secretary of State certifying that the Company is duly organized, existing, and in good standing under the laws of the State of Nevada.

With your knowledge and permission, we have not reviewed, and express no opinion as to the following: (i) any instrument or agreement referred to or incorporated by reference in the any of the documents listed as Items (a) – (e) of the prior paragraph, except as expressly set forth herein; and (ii) any provisions of any other laws referred to or deemed to govern the Selling Stockholder Warrants (other than Nevada law). We have also examined copies, certified or otherwise identified to our satisfaction, of such records, documents, instruments, communications and certificates (collectively “Client and Public Record Documents”) of the Company and public officials as we have deemed necessary or appropriate to enable us to render the opinions expressed below. As to matters of fact, we have made no independent investigation of such facts and have relied upon certificates of public officials and officers of Company.

Assumptions

In connection with rendering the opinions set forth below, we have assumed, with your knowledge and permission, and without independent verification, although we have no actual knowledge that such matters are not true: (i) the genuineness of all signatures (other than the Company and the directors signing the Board Resolutions); (ii) the power and authority of all parties (other than the Company and the directors signing the Board Resolutions) signing such documents to execute, deliver, and perform under such documents, and the valid authorization, execution, and delivery of such documents by such other parties; (iii) the authenticity of all documents submitted to us or as filed as exhibits to the Registration Statement; (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed photostatic, or facsimile copies; (v) the accuracy and completeness of all corporate records made available to us by the Company; (vi) the veracity of the matters of fact set forth in the Client and Public Record Documents, and, with your knowledge and permission we have not necessarily independently verified the content of factual statements made therein, except as we have deemed necessary or appropriate; (viii) that there has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence; and (ix) that all parties have complied and will comply with any requirement of good faith, fair dealing, and conscionability.

D I C K I N S O N W R I G H T P L L C

Eastside Distilling, Inc.

July 23, 2018

Qualifications

The opinions rendered are limited to the laws of the State of Nevada and the federal laws of the United States of America. We express no opinion with respect to the laws of any other jurisdiction.

The opinions hereinafter expressed are subject to the following qualifications:

A.	Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

B.	Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

C.	We express no opinion as to any provision of the Selling Stockholder Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Selling Stockholder Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable

D.	We express no opinion as to whether a state or federal court outside of the State of Nevada would give effect to the choice of Nevada law provided in the Selling Stockholder Warrants.

E.	With respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Warrant Shares, of the Company and/or adjustments to outstanding securities, including the Selling Stockholder Warrants, of the Company may cause the Selling Stockholder Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued. Further, we have assumed the exercise price of the Selling Stockholder Warrants will not be adjusted to an amount below the par value per share of the Common Stock.

D I C K I N S O N W R I G H T P L L C

Eastside Distilling, Inc.

July 23, 2018

Opinion

Based upon and subject to the foregoing, and subject to the further assumptions and qualifications set forth herein, we are of the opinion that:

1. The Convertible Note Shares are validly issued, fully paid and non-assessable.

2. If, and to the extent, the Selling Stockholder Warrants are exercised, the Warrant Shares issuable upon exercise thereof, when issued, sold and delivered against payment therefor as described in the Selling Stockholder Warrants and the Registration Statement, will be validly issued fully paid and non-assessable.

3. The Selling Stockholder Warrants are valid and binding obligations of the Company, enforceable in accordance with their terms.

* * * *

We are members of the Bar of the State of Nevada and do not express any opinion as to laws other than those of the State of Nevada and the federal laws of the United States of America. Our Opinion herein is based on the existing laws of the State of Nevada and the federal laws of the United States of America, and we express no opinion as to any laws or regulations of other states or jurisdictions as they may pertain to the Selling Stockholder Warrants, the Common Stock, or with respect to the effect of non-compliance under any such laws or regulations of any other jurisdictions. This Opinion is effective up to and including the date of this Opinion and we expressly decline any undertaking to advise you of any matters arising subsequent to the date hereof which would cause us to amend any portion of the foregoing in whole or in part. This Opinion is limited to the matters expressly set forth herein and no Opinion is implied or may be inferred beyond the matters expressly stated herein.

We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

D I C K I N S O N W R I G H T P L L C

Eastside Distilling, Inc.

July 23, 2018

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement as the counsel who will pass upon the validity of the securities offered by the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Commission thereunder.

Very truly yours,

/s/ Dickinson Wright PLLC